Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-194395, No. 333-229347, No. 333-229393, and No. 333-253223 on Form S-8, No. 333-229806 on Form S-3, and No. 333-228278 on Form S-4 of EnLink Midstream, LLC of our report dated February 15, 2023, with respect to the consolidated financial statements of EnLink Midstream, LLC, and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Dallas, Texas
February 15, 2023